UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 22, 2008

DIGIMARC CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number: 000-28317

Delaware	94-3342784
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9405 SW Gemini Drive, Beaverton Oregon	97008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 469-4800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

As previously reported in its current report on Form 8-K filed on March 24, 2008, on March 23, 2008, Digimarc Corporation (“Digimarc”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with L-1 Identity Solutions, Inc. (“L-1”) and Dolomite Acquisition Co., a wholly-owned subsidiary of L-1 (“Merger Sub”), pursuant to which Merger Sub will be merged with and into Digimarc (the “Merger”), with Digimarc continuing after the Merger as the surviving corporation and a subsidiary of L-1.  Immediately prior to the Merger, Digimarc will contribute all of the assets and liabilities related to its Digital Watermarking business, together with all of Digimarc’s cash, to a wholly-owned subsidiary of Digimarc, the shares of which will be distributed to Digimarc’s stockholders in a taxable spin-off transaction.

On June 22, 2008, Digimarc announced receipt of an unsolicited non-binding indication of interest from Safran S.A. (“Safran”), in which Safran proposed to acquire the outstanding common stock of Digimarc, following the spin-off of Digimarc’s digital watermarking business and cash on hand, for $300 million in cash, subject to completion of due diligence and negotiation of customary definitive documentation similar to the Merger Agreement with L-1.  After consulting with its legal and financial advisors, Digimarc’s board of directors has determined that the Safran acquisition proposal could reasonably be expected to lead to a “superior proposal,” as defined in the Merger Agreement.  Accordingly, the board of directors has authorized Digimarc to furnish information to Safran and to enter into discussions with Safran regarding the proposal.  The Safran acquisition proposal is a non-binding indication of interest and is subject to completion of due diligence of Digimarc by Safran, written confirmation from the Committee on Foreign Investment in the United States of successful completion of the review process under the Exon-Florio Amendment to the Production Act of 1950, as amended, and negotiation of a definitive agreement.

The Merger Agreement remains in full force and effect.  On June 12, 2008, the Federal Trade Commission granted early termination of the waiting period under the Hart-Scott-Rodino Act, removing a condition to completion of the transactions contemplated by the Merger Agreement.

The press release issued by Digimarc is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Additional Information and Where to Find It

In connection with the proposed acquisition by L-1, L-1 will file with the SEC a Registration Statement on Form S-4 and Digimarc will file with the SEC a proxy statement/prospectus.  Investors are urged to read the Registration Statement and proxy statement/prospectus carefully when they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements thereto, because they will contain important information.  Investors and other interested parties will be able to obtain free copies of the Registration Statement, proxy statement/prospectus and other documents filed with the SEC (when available) from the SEC’s website at www.sec.gov.  In addition, investors and other interested parties will be able to obtain free copies of the Registration Statement and proxy statement/prospectus (when available) by directing a request by mail or telephone to L-1 Identity Solutions, 177 Broad Street, Stamford, Connecticut 06901, Attention: Investor Relations, telephone: (203) 504-1100, or to Digimarc, 9405 SW Gemini Drive, Beaverton, Oregon 97008, Attention: Investor Relations, telephone: (503) 469-4659.

L-1, Digimarc and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Digimarc in connection with the transactions described herein.  Information regarding the special interests of these directors and executive officers will be included in the Registration Statement and proxy statement/prospectus described above.  Additional information regarding L-1’s directors and executive officers is set forth in L-1’s most recent proxy statement, which was filed with the SEC on March 20, 2008.  Additional information regarding Digimarc’s directors and executive officers is set forth in Digimarc’s most recent proxy statement, which was filed with the SEC on March 12, 2008.  These documents are available free of charge from the SEC’s web site at www.sec.gov and from L-1 Identity Solutions and Digimarc at their respective addresses set forth in the preceding paragraph.

Forward Looking Statements

Statements contained in this report regarding Digimarc’s disclosure of information to, and discussions with, Safran regarding their acquisition proposal, and any other statements that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All of these statements are based upon information available to Digimarc as of the date of this report, and Digimarc disclaims any intention or obligation to update any of these statements.  Actual results could differ materially from current expectations.  For a list and description of risks and uncertainties associated with Digimarc’s business, see Digimarc’s reports filed from time to time by it with the U.S. Securities and Exchange Commission, including Digimarc Corporation’s Form 10-K for the year ended December 31, 2007 and Form 10-Q for the quarter ended March 31, 2008.

Item 9.01.   Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

99.1	Press Release issued by Digimarc Corporation, dated June 22, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2008

DIGIMARC CORPORATION

By:

/s/ Michael McConnell
Michael McConnell
Chief Financial Officer and Treasurer

Exhibit	Description

99.1	Press Release issued by Digimarc Corporation, dated June 22, 2008.